                                                                      EXHIBIT 25


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM T-1

         STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE


CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(B)(2) X
                  -

                                (Name of Trustee)

                                   SUMMIT BANK
                      (I.R.S. Employer Identification No.)

                                   22-0834947

                    (Address of Principal Executive Offices)

                                 210 Main Street
                                 Hackensack, NJ
                                      07601

                                (Name of Obligor)

                               E'Town Corporation

                            (State of Incorporation)

                                   New Jersey

                      (I.R.S. Employer Identification No.)

                                   22-2596330

                    (Address of Principal Executive Offices)

                                600 South Avenue
                            Westfield, NJ 07091-0788

                         (Title of Indenture Securities)

                                 Debt Securities

1.    GENERAL INFORMATION

      FURNISH THE FOLLOWING INFORMATION AS TO THE TRUSTEE:

      (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISORY AUTHORITY TO WHICH IT IS SUBJECT:

      Name                                      Address
      ----                                      -------

      Federal Reserve Bank (2nd District)       New York, NY
      Federal Deposit Insurance Corporation     Washington, D.C.
      New Jersey Department of Banking          Trenton, NJ

      (b) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

      Yes

2.    AFFILIATIONS WITH OBLIGOR

      IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

      None (See Note on page 6)

3.    VOTING SECURITIES OF THE TRUSTEE

      FURNISH THE FOLLOWING INFORMATION AS TO EACH CLASS OF VOTING SECURITIES OF THE TRUSTEE: AS OF


      Col. A                                Col. B
      ------                                ------

      Summit Bank Common Stock              34,590,561 shares

      Summit Bank, Preferred Stock             120,000 shares

4.    TRUSTEESHIPS UNDER OTHER INDENTURES

      IF THE TRUSTEE IS A TRUSTEE UNDER ANOTHER INDENTURE UNDER WHICH ANY OTHER SECURITIES, OR CERTIFICATES OF INTEREST OR PARTICIPATION IN ANY OTHER SECURITIES, OF THE OBLIGOR ARE OUTSTANDING, FURNISH THE FOLLOWING
      INFORMATION:

      Not applicable -  see answer to item 13

5. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS

      If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

      Not applicable - see answer to item 13

6.    VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS OFFICIALS

      Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner, and executive officer of the obligor:

      Not applicable - see answer to item 13

7.    VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR THEIR OFFICIALS

      Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter:

8.    SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE

      Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the Trustee:

      Not applicable - see answer to item 13

9.    SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE

      If the trustee owned beneficially or holding as collateral security for obligations in default any securities or an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are owned or held by the trustee:

      Not applicable - see answer to item 13

10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR

      If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting stock of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:

      Not applicable - see answer to item 13

11. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR

      If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are owned or held by the trustee:

      Not applicable - see answer to item 13

12.   INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE

      (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

      None

      (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, sate whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

13.   DEFAULTS BY THE OBLIGOR

      (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

      None

      (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

      None

14.   AFFILIATIONS WITH THE UNDERWRITERS

      If any underwriter is an affiliate of the trustee, describe each such affiliation

15.   FOREIGN TRUSTEE

      Identify the order or rule pursuant to which the trustee is authorized to act as sole trustee under indenture qualified or to be qualified under the Act.

      Not applicable

16.   LIST OF EXHIBITS

      LIST BELOW ALL EXHIBITS FILED AS PART OF  THIS STATEMENT OF ELIGIBILITY

      1.    *Copy of Articles of Association of the Trustee as now in effect.

      2. No certificate of authority of the Trustee to commence business is furnished since this authority is contained in the Articles of Association of the Trustee.

      3. No copy of the authorization of the trustee to exercise corporate trust powers is furnished since this authorization is contained in the Articles of Association of the Trustee.

      4.    *Copy of the existing By-Laws of the Trustee as now in effect.

      5.    Not applicable.

      6.    The consent of the Trustee required by Section 321(b) of the Act.

      7. A copy of the latest report of Condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.

      8.    Not applicable.

      9.    Not applicable.

      *Exhibits thus designated have heretofore been filed with the Securities and Exchange Commission, have not been amended since filing and are incorporated herein by reference (see Exhibits TIA(i) and TIA(ii) File No. 285667)

                                      NOTE


      The Trustee disclaims responsibility for the accuracy or completeness of information contained in this Statement of Eligibility and Qualification not known to the trustee and not obtained by it through reasonable investigation and as to which information it has obtained from the obligor and has had to rely or will obtain from the principal underwriters and will have to rely.

                                    SIGNATURE

      Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Summit Bank, a corporation organized and existing under the laws of the State of New Jersey, has duly caused this Statement of Eligibility and Qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Hackensack and State of New Jersey on the 9th day of October, 1998.


                              SUMMIT BANK


                              By: /s/Jennifer J. Houle
                                  Assistant Vice President

                               CONSENT OF TRUSTEE



      Summit Bank, as trustee (the "Trustee") under an indenture to be entered into between itself and E'Town Corporation, hereby consents to Section 321(b) of the Trust Indenture Act of 1939, as amended, to the furnishing by Federal State, Territorial or District Authorities to the Securities and Exchange Commission of all reports, records or other information relating thereto.


                                    SUMMIT BANK


                                    By:/s/Jennifer J. Houle
                                       Assistant Vice President



Dated: October 9, 1998

 FDIC Certificate Number [    550]

Consolidated Report of Income
for the period January 1, 1998 -- June 30, 1998


ALL REPORT OF INCOME SCHEDULES ARE TO BE REPORTED ON A CALENDAR YEAR-TO-DATE BASIS IN THOUSANDS OF DOLLARS.

Schedule RI - Income Statement


                                                                             1480
                           Dollar Amounts in Thousands               Bil Mil Thou
1.   Interest income:

     a. Interest and fee income on loans:

        (1)   In domestic offices:

           (a) Loans secured by real estate                               427,491   1.a.(1)(a)

           (b) Loans to depository institutions                             2,158   1.a.(1)(b)

           (c) Loans to finance agricultural production and
                 other loans to farmers                                        12   1.a.(1)(c)

           (d) Commercial and industrial loans                            189,815   1.a.(1)(d)

           (e) Acceptances of other banks                                       0   1.a.(1)(e)

           (f) Loans to individuals for household, family, and other personal expenditures:

               (1) Credit cards and related plans                          10,109   1.a.(1)(f)(1)

               (2) Other                                                   27,303   1.a.(1)(f)(2)

           (g) Loans to foreign governments and official
                 institutions                                                   0   1.a.(1)(g)

           (h) Obligations (other than securities and leases) of states and political subdivisions in the U.S.:

               (1) Taxable obligations                                         31   1.a.(1)(h)(1)

               (2) Tax-exempt obligations                                       0   1.a.(1)(h)(2)

           (i) All other loans in domestic offices                          7,097   1.a.(1)(i)

               (2) In foreign offices, Edge and Agreement
                   subsidiaries, and IBFs                                       0   1.a.(2)

     b. Income from lease financing receivables:

        (1) Taxable leases                                                 27,541   1.b.(1)

        (2) Tax-exempt leases                                                  12   1.b.(2)

     c. Interest income on balances due from depository institutions:/1

        (1) In domestic offices                                               796   1.c.(1)

        (2) In foreign offices, Edge and Agreement subsidiaries,
              and IBFs                                                          0   1.c.(2)

     d. Interest and dividend income on securities:

        (1) U.S. Treasury securities and U.S. Government agency
              obligations                                                 224,355   1.d.(1)

        (2) Securities issued by states and political subdivisions in the U.S.:

           (a) Taxable securities                                               0   1.d.(2)(a)

           (b) Tax-exempt securities                                        4,748   1.d.(2)(b)

        (3) Other domestic debt securities                                 37,063   1.d.(3)

        (4) Foreign debt securities                                           693   1.d.(4)

        (5) Equity securities (including investments in mutual
              funds)                                                        8,284   1.d.(5)

     e. Interest income from trading assets                                   162   1.e.


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
     f. Interest income on federal funds sold and securities
        purchased under agreements to resell                                7,602   1.f.

     g. Total interest income (sum of items 1.a through 1.f)              975,272   1.g.

2.   Interest expense: a. Interest on deposits:

        (1) Interest on deposits in domestic offices:

           (a) Transaction accounts (NOW accounts, ATS accounts,
                 and telephone and preauthorized transfer
                 accounts)                                                 21,684   2.a.(1)(a)

           (b) Nontransaction accounts:

              (1) Money market deposit accounts (MMDAs)                    67,935   2.a.(1)(b)(1)

              (2) Other savings deposits                                   24,149   2.a.(1)(b)(2)

              (3) Time deposits of $100,000 or more                        40,649   2.a.(1)(b)(3)

              (4) Time deposits of less than $100,000                     144,500   2.a.(1)(b)(4)

        (2) Interest on deposits in foreign offices, Edge
              and Agreement subsidiaries and IBFs                               0   2.a.(2)

     b. Expense of federal funds purchased and securities sold
        under agreements to repurchase                                     72,281   2.b.

     c. Interest on demand notes issued to the U.S. Treasury,
        trading liabilities and other borrowed money                       64,332   2.c.

     d. Not applicable

     e. Interest on subordinated notes and debentures                       5,651   2.e.

     f. Total interest expense (sum of items 2.a through 2.e)             441,181   2.f.

3.   Net interest income (item 1.g. minus 2.f)                                                             534,091   3.

4.   Provisions:

     a. Provision for credit losses                                                                         30,150   4.a.

     b. Provision for allocated transfer risk                                                                    0   4.b.

5.   Noninterest income:

     a. Income from fiduciary activities                                   18,722   5.a.

     b. Service charges on deposit accounts in domestic offices            56,980   5.b.

     c. Trading revenue (must equal Schedule RI, sum of Memorandum
         items 8.a through 8.d)                                             1,532   5.c.

     d.-e. Not applicable

     f. Other noninterest income:

        (1) Other fee income                                               48,862   5.f.(1)

        (2) All other noninterest income*                                  19,290   5.f.(2)

     g. Total noninterest income (sum of items 5.a through 5.f)                                            145,386   5.g.

6.   a. Realized gains (losses) on held-to-maturity securities                                                   0   6.a.

     b. Realized gains (losses) on available-for-sale securities                                            (1,030)  6.b.

7.   Noninterest expense:

     a. Salaries and employee benefits                                    145,756   7.a.

     b. Expenses of premises and fixed assets (net of rental
        income) (excluding salaries and employee benefits and
        mortgage interest)                                                 44,750   7.b.

     c. Other noninterest expense*                                        160,920   7.c.

     d. Total noninterest expense (sum of items 7.a  through 7.c)                                          351,426   7.d.


----------
FN/2 Describe on Schedule RI-E -- Explanations.

8.   Income (loss) before income taxes and extraordinary items
     and other adjustments (item 3 plus or minus items 4.a.,
     4.b, 5.g, 6.a, 6.b and 7.d)                                          296,871   8.

9.   Applicable income taxes (on item 8)                                  103,125   9.

10.  Income (loss) before extraordinary items and other
     adjustments (item 8 minus 9)                                         193,746   10.

11.  Extraordinary items and other adjustments, net of income
     taxes*                                                                     0   11.

12.  Net income (loss) (sum of items 10 and 11)                           193,746   12.


----------
FN1/ Includes interest income on time certificates of deposit not held for trading

FN/2 Describe on Schedule RI-E -- Explanations.

FDIC Certificate Number [     550]

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for June 30,1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC - Balance Sheet

ASSETS   Dollar Amounts in Thousands                                 Bil Mil Thou
1.   Cash and balances due from depository institutions
     (from Schedule RC-A):

     a. Noninterest-bearing balances and currency and coin /2           1,052,904   1.a.

     b. Interest-bearing balances /3                                       34,278   1.b.

2.   Securities:

     a. Held-to-maturity securities (from Schedule RC-B,
        column A)                                                       4,781,615   2.a.

     b. Available-for-sale securities (from Schedule RC-B,
        column D)                                                       4,043,183   2.b.

3.   Federal funds sold and securities purchased under
     agreements to resell                                                 489,000   3.

4.   Loans and lease financing receivables:

     a. Loans and leases, net of unearned income (from
        Schedule RC-C)                                                 17,504,445   4.a.

     b. LESS:  Allowance for loan and lease losses                        270,762   4.b.

     c. LESS:  Allocated transfer risk reserve                                  0   4.c.

     d. Loans and leases, net or unearned income, allowance
        and reserve (item 4.a minus 4.b and 4.c)                       17,233,683   4.d.

5.   Trading assets (from Schedule RC-D)                                       14   5.

6.   Premises and fixed assets (including capitalized leases)             181,845   6.

7.   Other real estate owned (form Schedule RC-M)                          20,907   7.

8.   Investments in unconsolidated subsidiaries and associated
     companies (from Schedule RC-M)                                        39,112   8.

9.   Customers' liability to this bank on acceptances
     outstanding                                                           16,608   9.

10.  Intangible assets (from Schedule RC-M)                               177,257   10.

11.  Other assets (from Schedule RC-F)                                    436,629   11.

12.  Total assets (sum of items 1 through 11)                          28,507,035   12.

LIABILITIES

13.  Deposits:

     a. In domestic offices (sum of totals of columns A and C
        from Schedule RC-E, part 1)                                    20,163,278   13.a.

        (1) Noninterest-bearing /3                                      4,347,228   13.a.(1)

        (2) Interest-bearing                                           15,816,050   13.a.(2)

     b. In foreign offices, Edge and Agreement subsidiaries,
        and IBFs (from Schedule RC-E, part II)                                  0   13.b.

        (1) Noninterest-bearing                                                 0   13.b.(1)

        (2) Interest-bearing                                                    0   13.b.(2)

14.  Federal funds purchased and securities sold under
     agreements  to repurchase                                          2,589,725   14.

15.  a. Demand notes issued to the U.S. Treasury                          239,088   15.a.

     b. Trading liabilities (from Schedule RC-D)                                0   15.b.

16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):

     a. With a remaining maturity of one year or less                   1,577,078   16.a.

b.   With a remaining maturity of more than one year through
     three years                                                          569,291   16.b.

c.   With a remaining maturity of more than three years                   790,464   16.c.

17.  Not applicable

18.  Bank's liability on acceptances executed and outstanding              16,608   18.

19.  Subordinated notes and debentures                                    140,713   19.

20.  Other liabilities (from Schedule RC-G)                               287,375   20.

21.  Total liabilities (sum of items 13 through 20)                    26,373,620   21.

22.  Not applicable

EQUITY CAPITAL

23,  Perpetual preferred stock and related surplus                          6,000   23.

24.  Common stock                                                         172,953   24.

25.  Surplus (exclude all surplus related to preferred stock)             649,242   25.

26.  a. Undivided profits and capital reserves                          1,296,757   26.a.

     b. Net unrealized holding gains (losses) on
        available-for-sale securities                                       8,463   26.b.

27.  Cumulative foreign currency translation adjustments                        0   27.

28.  Total equity capital (sum of items 23 through 27)                  2,133,415   28.

29.  Total liabilities and equity capital (sum of items 21
     and 28).                                                          28,507,035   29.

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2/ Includes cash items in process of connection and unposted debits.

3/ Includes time certificates of deposit not held for trading.

Memorandum

To be reported only with the March Report of Condition.

1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 1997

                                                            Number
                                                             N/A     M.1.


1 = Independent audit of the bank conducted       5 = Review of bank's financial statements by
in accordance with generally accepted             external auditors
auditing standards by a certified public
accounting firm which submits a report on
the bank.

2 = Independent audit of the bank's parent        6 = Compilation of the bank's financial
holding company conducted in accordance with      statements by external auditors
generally accepted auditing standards by a
certified public accounting firm which
submits a report on the consolidated holding
company (but not on the bank separately)

3 = Directors' examination of the bank            7 = Other audit procedures (excluding tax
conducted in accordance with generally            preparation work)
accepted auditing standards by a certified
public accounting firm (may be required by
state chartering authority)

4 = Directors' examination of the bank            8. = No external audit work
performed by other external auditors (may
be required by state chartering authority)


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